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PRICING SUPPLEMENT NO.   6 DATED                 Filed Pursuant to
MARCH 27, 1997 TO PROSPECTUS DATED               Rule 424(b)(5)
MARCH 17, 1997                                   File No. 333-16793


                      CMS ENERGY CORPORATION

General Term Notes (servicemark of J.W. Korth & Company), Series C
            Due 9 Months to 25 Years from date of issue

      Except as set forth herein, the General Term Notes (servicemark of J.W. Korth & Company) offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 17, 1997.

Aggregate Principal Amount:           $ 3,351,000.00
Original Issue Date (Settlement Date)  April 2, 1997
Stated Maturity Date:                  March 15, 2004
Issue Price to Public:                100.00% of Principal Amount
Interest Rate:                        8.000% Per Annum
Interest Payment Dates:               May 15 and monthly thereafter
                                      Commencing May 15, 1997
Survivor's Option:                    [ X ] Yes  [   ] No
Optional Redemption:                  [ X ] Yes  [   ] No
Initial Redemption Date:              March 15, 1999
Redemption Price:                     Initially 101.00% of Principal
                                      Amount and 100% after the first
                                      anniversary of the Initial
                                      Redemption Date.

      Agent                           Principal Amount of Notes
                                       Solicited by Each Agent
J.W. Korth & Company                  $ 3,351,000.00

                                 Per Note
                               Sold by Agents
                                To Public             Total

Issue Price:                   $  1,000.00          $ 3,351,000.00
Agent's Discount or Commission:$     23.00          $    77,073.00
Maximum Dealer's Discount or
  Selling Concession:          $      3.50          $    11,728.50
Proceeds to the Company:       $    973.50          $ 3,262,198.50


CUSIP Number:   12589QRF5
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